Exhibit 10.6

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is made and entered into as of November 1, 2018, by and among TRINITY INDUSTRIES, INC., a Delaware corporation (the “Company”), TRINITY HIGHWAY PRODUCTS, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Guaranteeing Subsidiary”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Company has executed and delivered to the Trustee that certain Indenture dated as September 25, 2014 (the “Base Indenture”), as amended by that certain First Supplemental Indenture dated as of September 25, 2014, by and among the Company, the Guarantors and Trustee (the “First Supplemental Indenture”), as further amended by that certain Second Supplemental Indenture dated as of March 24, 2015, by and among the Company, Trinity Meyer Utility Structures, LLC, a Delaware limited liability company, and Trustee (the “Second Supplemental Indenture”), and as further amended by that certain Third Supplemental Indenture dated as of April 20, 2017, by and among the Company, Trinity Structural Towers, Inc., a Delaware corporation, and Trustee (the “Third Supplemental Indenture”, and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, collectively, the “Indenture”), pursuant to which the Company issued its 4.550% Senior Notes due 2024 (collectively, the “Notes”);

WHEREAS, Section 10.10 of the Base Indenture provides that, if any Subsidiary of the Company becomes a guarantor under the Bank Credit Agreement, then the Company shall promptly cause such Subsidiary to become a Guarantor under the Indenture, and such Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee the full and punctual payment of all amounts payable under the Indenture and under the Securities of any series, including the Notes on the terms and conditions set forth herein;

WHEREAS, Article VI of the First Supplemental Indenture incorporates Article 10 of the Base Indenture and provides that Article 10 is expressly made applicable to the Notes;

WHEREAS, pursuant to Section 9.01(g) of the Base Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture without notice to or the consent of any holder of any Securities including the Notes;

WHEREAS, the Company has furnished the Trustee with an Officers’ Certificate, resolution of its Board of Directors, and an Opinion of Counsel complying with the requirements of Sections 9.05,
11.03 and 11.04 of the Base Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guaranteeing Subsidiary and Trustee, and a valid amendment to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION 1.     AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 of the Base Indenture and Article VI of the First Supplemental Indenture, and shall be deemed as a “Guarantor” thereunder for all purposes under the Indenture.

SECTION 2.     NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities of any Series, the Notes, or the Indenture. nor for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, including the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of Securities of any Series under the Indenture. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 3.    EFFECTIVENESS. Upon the execution and delivery of this Supplemental Indenture between the Company, the Guaranteeing Subsidiary and the Trustee, this Supplemental Indenture shall become effective, and the Indenture and the Notes shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities, including the Notes, heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

SECTION 4.    RATIFICATION OF INDENTURE. The Indenture as specifically amended by this Supplemental Indenture is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Supplemental Indenture shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Indenture or any other document related thereto nor constitute a waiver of any provision thereof.

SECTION 5.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL  BE  GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 6.      HEADINGS, ETC. Section headings of this Supplemental Indenture are inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture for any other purpose.

SECTION 7.     COUNTERPARTS. This Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 8.    TRUSTEE NOT RESPONSIBLE FOR  RECITALS.  The recitals contained herein  shall be taken as the statements of the Company, and the Trustee shall not assume any responsibility for their correctness. Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

TRINITY HIGHWAY PRODUCTS, LLC

By:	/s/ C. Lance Davis
C. Lance Davis
Vice President and Treasurer

COMPANY:

TRINITY INDUSTRIES, INC.

By:	/s/ C. Lance Davis
C. Lance Davis
Vice President, Finance and Treasurer

Signature Page to
Fourth Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Signature Page to
Fourth Supplemental Indenture